SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

FONAR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-10248	11-2464137
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Marcus Drive Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fonar Corporation (the "Company") was held at 10:00 a.m. on May 20, 2019 at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware 19801. At the meeting, the items of business were (1) to elect five Directors to the Board of Directors, (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers, (3) to approve, on an advisory basis, the frequency of the advisory vote on executive compensation, (4) to ratify the selection of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2019, and (5) to transact such other business as may properly come before the meeting.

The stockholders elected Raymond V. Damadian, M.D., Claudette J. V. Chan, Robert J. Janoff, Charles N. O'Data and Ronald G. Lehman, all of whom were sitting directors, as the directors of the Company. The stockholders also approved the compensation of the named executive officers, and ratified the selection of Marcum LLP as the Company’s auditors for the fiscal year ending June 30, 2019.

FONAR CORPORATION AND SUBSIDIARIES

The votes for each of the nominees for director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Raymond V. Damadian	10,882,588	2,286,756	1,994,687
Claudette J.V. Chan	11,213,203	1,896,141	1,994,687
Robert J. Janoff	12,756,354	352,990	1,994,687
Charles N. O'Data	12,782,588	326,756	1,994,687
Ronald G. Lehman	12,981,506	127,838	1,994,687

The votes to approve, on an advisory basis, executive compensation were as follows:

For	Against	Abstain	Broker Non-Votes
12,934,198	152,938	22,208	1,994,687

The votes recommending the frequency of the advisory vote on executive compensation were as follows:

One Year	Two Years	Three Years	Abstain
12,687,881	14,577	379,297	27,589

The votes for the ratification of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2019 were as follows:

For	Against	Abstain
14,657,756	206,813	239,462

The votes for the authorization to vote, in their discretion, upon such other business as may properly come before the meeting.

For	Against	Abstain	Broker Non-Votes
10,302,336	2,715,147	91,861	1,994,687

 FONAR CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION
(Registrant)
By: /s/ Raymond V. Damadian
Raymond Damadian
Chairman of the Board

By: /s/ Timothy R. Damadian
Timothy R. Damadian
President and Principal Executive Officer

Dated: May 21, 2019